Exhibit 10.1

TIMES SQUARE TOWER ASSOCIATES LLC

c/o Boston Properties Limited Partnership

599 Lexington Avenue, 16th Floor

New York, New York 10022

October 1, 2025

Sellas Life Sciences Group, Inc.

7 Times Square, 25th Floor,

New York NY 10036

Re:	Time Square Tower, 7 Time Square, New York, NY (the “Building”)

Ladies and Gentlemen:

Reference is hereby made to that certain Sublease dated June 5, 2020, a Confirmation of Sublease Terms and Dates dated July 16, 2020, a First Amendment to Sublease dated December 6, 2021, a Second Amendment to Sublease dated December 11, 2023 and a Letter Agreement dated October 2, 2024 (collectively, the “Sublease”) between Times Square Tower Associates LLC, successor-in-interest to Reimer & Braunstein LLP, as sublandlord, and Sellas Life Sciences Group, Inc., as subtenant, relating to a portion of the twenty-fifth (25th) floor of the Building. All capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Sublease.

In consideration of Ten Dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant confirm and agree that the New Term Expiration Date is hereby modified to be September 30, 2027.

Except as otherwise expressly modified herein, the Sublease remains unmodified and in full force and effect.

Tenant represents to Landlord that it has dealt solely with CBRE, Inc. (“Broker”) in connection with this letter agreement. Broker shall be compensated by Landlord pursuant to a separate agreement. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind of nature, including reasonable attorneys’ fees and disbursements, which the Landlord may incur by reason of any claim of or liability to any broker, finder or like agent (other than Broker) arising out of any dealings claimed to have occurred between Tenant and the claimant in connection with this letter agreement.

Kindly indicate your agreement to the foregoing by signing this letter agreement below. This letter agreement may be signed in counterparts and may be transmitted electronically via a mutually acceptable digital signature service provider, email and in .pdf form, and all such counterparts shall, when combined, constitute a fully executed original.

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Very truly yours,

TIMES SQUARE TOWER ASSOCIATES LLC

BY: BP TIMES SQUARE TOWER MEZZANINE LLC

BY: NO. 1 TIMES SQUARE DEVELOPMENT LLC

BY: BOSTON PROPERTIES LIMITED PARTNERSHIP

BY: BXP, INC.

By:	/s/ Heather Kahn
Name:	Heather Kahn
Title:	Senior Vice President

AGREED TO AND ACCEPTED BY:

TENANT:

SELLAS LIFE SCIENCES GROUP, INC.

/s/ John T. Burns
Name:	John T. Burns
Title:	SVP & Chief Financial Officer

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